Appendix A

AGREEMENT AND PLAN OF MERGER
OF PASW, Inc.
A DELAWARE CORPORATION,
AND
PASW, Inc.
A CALIFORNIA CORPORATION

     This Agreement and Plan of Merger dated as of April     , 2007 (the “Agreement”) is between PASW, Inc., a California corporation (“PASW, Inc. California”), and PASW, Inc., a Delaware corporation (“PASW, Inc. Delaware”). PASW, Inc. Delaware and PASW, Inc. California are sometimes referred to in this Agreement as the “Constituent Corporations.”

R E C I T A L S

     A. PASW, Inc. Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 160,000,000 shares, 150,000,000 of which are designated “Common Stock,” $0.00001 par value, and 10,000,000 of which are designated “Preferred Stock,” $0.00001 par value. As of the date of this Agreement, 100 shares of PASW, Inc. Delaware Common Stock were issued and outstanding, all of which are held by PASW, Inc. California, and 50,000 shares, par value $0.001 par value shares of Preferred Stock were issued and outstanding.

B. PASW, Inc. California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 60,000,000 shares, 50,000,000 of which are designated “Common Stock,” $0.001 par value per share and 10,000,000 of which are designated “Preferred Stock,” $0.01 par value per share. As of March    , 2007, 4,997,400 shares of PASW, Inc. California Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding.

C. The Board of Directors of PASW, Inc. California has determined that, for the purpose of effecting the reincorporation of PASW, Inc. California in the State of Delaware, it is advisable and in the best interests of PASW, Inc. California that PASW, Inc. California merge with and into PASW, Inc. Delaware upon the terms and conditions provided in this Agreement.

D. The respective Boards of Directors of PASW, Inc. Delaware and PASW, Inc. California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

A G R E E M E N T

     In consideration of the mutual agreements and covenants set forth herein, PASW, Inc. Delaware and PASW, Inc. California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

          Merger.

          1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, PASW, Inc. California shall be merged with and into PASW, Inc. Delaware (the “Merger”), the separate existence of PASW, Inc. California shall cease and PASW, Inc. Delaware shall be, and is sometimes referred to below as, the “Surviving Corporation,” and the name of the Surviving Corporation shall be PASW, Inc..

          1.2 Filing and Effectiveness. The Merger shall become effective upon completion of the following actions:

(a) Adoption and approval of this Agreement and the Merger by the stockholders of each Constituent Corporation in accordance with the applicable requirements of the Delaware General Corporation Law and the California General Corporation Law;

(b) The satisfaction or waiver of all of the conditions precedent to the consummation of the Merger as specified in this Agreement; and

(c) The filing with the Secretary of State of Delaware of an executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law.

The date and time when the Merger becomes effective is referred to in this Agreement as the “Effective Date of the Merger.”

1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of PASW, Inc. California shall cease and PASW, Inc. Delaware, as the Surviving Corporation, (a) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (b) shall be subject to all actions previously taken by its and PASW, Inc. California’s Board of Directors, (c) shall succeed, without other transfer, to all of the assets, rights, powers and property of PASW, Inc. California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (d) shall continue to be subject to all of the debts, liabilities and obligations of PASW, Inc. Delaware as constituted immediately prior to the Effective Date of the Merger, and (e) shall succeed, without other transfer, to all of the debts, liabilities and obligations of PASW, Inc. California in the same manner as if PASW, Inc. Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

Charter Documents, Directors and Officers

          2.1 Certificate of Incorporation. The Certificate of Incorporation of PASW, Inc. Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

          2.2 Bylaws. The Bylaws of PASW, Inc. Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

          2.3 Directors and Officers. The directors and officers of PASW, Inc. Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

          Manner of Conversion of Stock

          3.1 PASW, Inc. California Common Stock. Upon the Effective Date of the Merger, each one share of PASW, Inc. California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $0.00001 par value, of the Surviving Corporation. No fractional share interests of the Surviving Corporation shall be issued.  Any fractional share interests to which a holder would otherwise be entitled shall be aggregated so that no PASW, Inc. California shareholder shall receive cash in an amount greater than the value of one (1) full share of PASW, Inc. Delaware Common Stock.

          3.2 PASW, Inc. California Options, Stock Purchase Rights and Convertible Securities.

               (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue any and all stock option, stock incentive, employee benefit and other equity-based award plans heretofore adopted by PASW, Inc. California (the “Plans”). Each outstanding and unexercised option, other right to purchase, or security convertible into, PASW, Inc. California Common Stock (a “Right”) shall become, subject to the provisions in paragraph (c) hereof, an option, right to purchase, or a security convertible into the Surviving Corporation’s Common Stock, respectively, on the basis of one share of the Surviving Corporation’s Common Stock, as the case may be, for each one share of PASW, Inc. California Common Stock, issuable pursuant to any such Right, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such PASW, Inc. California Right at the Effective Date of the Merger. This paragraph 3.2(a) shall not apply to PASW, Inc. California Common Stock. Such Common Stock is subject to paragraph 3.1 hereof.

               (b) A number of shares of the Surviving Corporation’s Common Stock shall be reserved for issuance upon the exercise or conversion of Rights equal to the number of shares PASW, Inc. California Common Stock so reserved immediately prior to the Effective Date of the Merger.

               (c) The assumed Rights shall not entitle any holder thereof to a fractional share upon exercise or conversion. In lieu thereof, any fractional share interests to which a holder of an assumed Right (other than an option issued pursuant to PASW, Inc. Delaware’s Plans) would otherwise be entitled upon exercise or conversion shall be aggregated (but only with other similar Rights which have the same per share terms). To the extent that after such aggregation, the holder would still be entitled to a fractional share with respect thereto upon exercise or conversion, the holder shall be entitled upon the exercise or conversion of all such assumed Rights pursuant to their terms (as modified herein), to one full share of Common Stock or Preferred Stock in lieu of such fractional share. With respect to each class of such similar Rights, no holder will be entitled to more than one full share in lieu of a fractional share upon exercise or conversion.

     Notwithstanding the foregoing, with respect to options issued under PASW, Inc. California’s Plans that are assumed in the Merger, the number of shares of Common Stock to which the holder would be otherwise entitled upon exercise of each such assumed option following the Merger shall be rounded down to the nearest whole number and the exercise price shall be rounded up to the nearest whole cent. In addition, no “additional benefits” (within the meaning of Section 424(a) (2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

          3.3 PASW, Inc. Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $0.00001 par value, of PASW, Inc. Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by PASW, Inc. Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

          3.4 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing PASW, Inc. California Common Stock may, at such holder’s option, surrender the same for cancellation to Corporate Stock Transfer, as exchange agent (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s Common Stock into which the surrendered shares were converted as provided herein. Until so surrendered, each outstanding certificate theretofore representing shares of PASW, Inc. California capital stock shall be deemed for all purposes to represent the number of whole shares of the appropriate class and series of the Surviving Corporation’s capital stock into which such shares of PASW, Inc. California capital stock were converted in the Merger.

     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of capital stock of the Surviving Corporation represented by such outstanding certificate as provided above.

     Each certificate representing capital stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of PASW, Inc. California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

     If any certificate for shares of Surviving Corporation’s stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

          General.

          4.1 Covenants of PASW, Inc. Delaware. PASW, Inc. Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

               (a) Qualify to do business as a foreign corporation in the State of California and irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law.

               (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by PASW, Inc. Delaware of all of the franchise tax liabilities of PASW, Inc. California; and

               (c) Take such other actions as may be required by the California General Corporation Law.

          4.2 Further Assurances. From time to time, as and when required by PASW, Inc. Delaware or by its successors or assigns, there shall be executed and delivered on behalf of PASW, Inc. California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by PASW, Inc. Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of PASW, Inc. California and otherwise to carry out the purposes of this Agreement, and the officers and directors of PASW, Inc. Delaware are fully authorized in the name and on behalf of PASW, Inc. California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

          4.3 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either PASW, Inc. California or PASW, Inc. Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of PASW, Inc. California or by the sole stockholder of PASW, Inc. Delaware, or by both.

          4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series of capital stock of such Constituent Corporation.

          4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. Corporation Service Company is the registered agent of the Surviving Corporation at such address.

          4.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 9453 Alcosta Boulevard, San Ramon, California 94583 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

          4.7 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

          4.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     The undersigned authorized representatives of the Constituent Corporation have executed and acknowledged this Agreement as of the date first set forth above.

PASW, Inc. CALIFORNIA:

PASW, Inc., a California corporation

By:

Name:
Title:

PASW, Inc. DELAWARE:

PASW, Inc., a Delaware corporation

By:

Name:
Title: